Exhibit 10.1

August 19, 2008
Mr. Michael Henighan

Re:           Amended Offer of Employment

Dear Michael,

On behalf of Alpha Innotech Corp (“the Company”) I am pleased to offer you a promotion to the exempt position of Chief Financial Officer and Principal Accounting Officer, reporting directly to the Chief Executive Officer, effective August 21, 2008.

Your compensation package will consist of the following salary, commission, equity, and other components:

1.           Your base salary will be $160,000.00 per year, payable according to our standard payroll schedule.

2.           You will be eligible to receive a $40,000.00 annual bonus that will be determined based upon: a) the attainment of certain financial measures including revenue and gross margin, and b) achievement of other milestones.

3.           As approved by our Board, you will also receive an additional incentive stock option to purchase 30,000 shares of the Company’s common stock.

4.           You will accrue vacation at the rate of 1.667 days per month (equivalent to 20 days of vacation annually).

5.           You will receive the Company’s standard offering of employee benefits, including health, life insurance, and 401(k) participation.

If you accept this offer, your employment with the Company will be “at-will.”  This means that your employment with the Company will not last for any specific period of time and either you or the Company can terminate your employment without notice and for any reason (good or bad) or for no reason at all.  Neither you nor the Company can change the “at-will” nature of your employment, unless the Chief Executive Officer of the Company signs a written contract which explicitly changes your status as an “at-will” employee.  This letter cancels, supersedes, and takes precedence over all other statements and representations regarding the terms of your employment with the Company.  This letter reflects the final, total and complete agreement between you and the Company regarding terms of your employment.

Congratulations, Michael, on your promotion!

Sincerely,

/s/ Ron Bissinger

Ron Bissinger
Chief Executive Officer
Alpha Innotech Corp

I,  Michael Henighan, have read this letter and understand its terms.  By signing below, I accept the terms of this letter.

Date:  __________                                           Signature:  ____________________________________